                                           ADMINISTRATION AGREEMENT

                                                BY AND BETWEEN

                                            OPPENHEIMERFUNDS, INC.

                                                      AND

                                              OFI TREMONT MARKET
                                              NEUTRAL HEDGE FUND

                  AGREEMENT,  made as of the _____ day of _________________,  by and between  OPPENHEIMERFUNDS,
INC., a Colorado  corporation  ("OFI"),  and OFI TREMONT  MARKET NEUTRAL HEDGE FUND, a  Massachusetts  business trust (the "Fund").

                                                    RECITAL

                  WHEREAS,  OFI and its  affiliates  are in the  business of providing  services to  registered investment companies; and

                  WHEREAS,  the  Fund  wishes  to  retain  OFI to  provide  various  services  relating  to the operations of the Fund pursuant to this Agreement and OFI wishes to provide such services;

                  NOW THEREFORE,  in consideration of the terms and conditions  herein  contained,  the parties agree as follows:

                  1.       Appointment of OFI.

                           (a)      The Fund hereby  retains  OFI to provide  and OFI hereby  agrees to provide the following services to the Fund:

                           (i)      the provision of office space, telephone and utilities;

                           (ii)     the  provision  of  administrative  and  secretarial,  clerical  and  other personnel  as may  reasonably  be required by the Fund in  connection  with its operations  and the services  required to be provided by OFI under this
                                    Agreement;

                           (iii)    the general  supervision  of the entities which are retained by the Fund to provide  accounting  services,  investor  services and custody  services to the Fund;

                           (iv)     the handling of inquiries  from members of the Fund  ("Members")  regarding
                                    the  Fund,   including  but  not  limited  to  questions  concerning  their investments in the Fund and capital account balances;

                           (v)      monitoring  relations  and  communications  between  members  of  the  Fund
                                    ("Members") and the Fund;

                           (vi)     assisting  in  the  drafting  and  updating  of  the  Fund's   registration
                                    statement,   including   its   prospectus   and   statement  of  additional
                                    information;

                           (vii)    assisting  in the  maintenance  of Member  information,  such as changes of address and employment;

                           (viii)   assisting  in  the  review  of  investor   applications   for  purposes  of
                                    determining  the  eligibility  of  investors  to purchase  interests in the
                                    Fund ("Interests");

                           (ix)     reviewing,  approving  and  assisting  in  the  preparation  of  regulatory filings with the  Securities  and Exchange  Commission  (the  "Commission")
                                    and state  securities  regulators  and other  Federal and state  regulatory authorities;

                           (x)      preparing  reports to and other  informational  materials  for  Members and
                                    assisting  in  the  preparation  of  proxy   statements  and  other  Member
                                    communications;

                           (xi)     monitoring  the  Fund's   compliance  with  Federal  and  state  regulatory
                                    requirements (other than those relating to investment compliance);

                           (xii)    reviewing  accounting records and financial reports of the Fund,  assisting with the  preparation  of the  financial  reports of the Fund and acting as liaison  with the  Fund's  administrator,  legal  counsel  and  independent auditors;

                           (xiii)   assisting in the preparation and filing of Fund tax returns;

                           (xiv)    coordinating  and organizing  meetings of the Board of Managers of the Fund
                                    (the  "Board")  and  meetings of Members as may be called by the Board from time to time;

                           (xv)     preparing  materials  and reports for use in  connection  with  meetings of the Board;

                           (xvi)    maintaining  and  preserving  those  books  and  records  of the  Fund  not otherwise  required to be maintained by OFI, any investment  subadvisers of the Fund or the Fund's administrator or custodian;

                           (xvii)   reviewing and arranging for payment of the expenses of the Fund; and

                           (xviii)  assisting the Fund in conducting periodic repurchases of Interests.

                           (b)      OFI is  authorized  to utilize  the  services of its  affiliates  and their respective  officers and employees in providing  any of the services  required to be provided by OFI under this
Agreement.

                  2.       OFI Fee; Reimbursement of Expenses.
                  (a)      In consideration for the provision by OFI of its services under this Agreement, the Fund will pay OFI a monthly fee computed at the annual rate of 0.15% of the aggregate value of outstanding shares determined as of the last day of each calendar month (the "OFI Fee"), before any
repurchases of shares.     The OFI Fee shall be paid promptly after the end of each month.

                           (b)      OFI is responsible  for bearing all costs and expenses  associated with the provision of its  services  hereunder.  The Fund shall pay all other  expenses  associated  with the conduct of its business.

                  3.       Liability of OFI.OFI shall not be liable  for any loss  sustained  by reason of good faith  errors  or  omissions  of OFI or any  affiliate  of OFI,  or their  respective  directors,  officers  or employees, in connection with any matters to which this Agreement relates;  provided,  however, that nothing in this Agreement shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement.

                  4.       Liability   of  Managers  and  Members.   OFI   understands   and  agrees  that  the
obligations  of the Fund under this  Agreement  are not binding upon any Member or person  serving on the Board
("Manager") of the Fund  personally,  but bind only the Fund and the Fund's  property;  OFI represents  that it has notice of the provisions of the Limited  Liability  Company  Agreement of the Fund  disclaiming  Member and
Manager liability for acts and obligations of the Fund.

                  5.       Duration.  This  Agreement  will  take  effect on the date  first  set forth  above.
Unless earlier  terminated  pursuant to paragraph 6 hereof,  this Agreement shall remain in effect for a period of two (2)  years  from such  date and  thereafter  from  year to year,  so long as such  continuance  shall be approved at least  annually  by the Board,  including  the vote of the  majority  of the  Managers  who are not parties to this  Agreement  or  "interested  persons,"  as defined by the  Investment  Company Act of 1940,  as amended  (the  "Investment  Company  Act") and the rules  thereunder,  of any such  party,  cast in person at a meeting  called  for  the  purpose  of  voting  on such  approval,  or by the  holders  of a  "majority  of the outstanding  voting  securities of the Fund" (as defined by the Investment  Company Act),  subject in such case to the  approval  by a vote of the  majority  of the  Managers  who  are  not  parties  to  this  Agreement  or
"interested  persons" (as defined in the  Investment  Company Act and the rules  thereunder) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

                  6.       Assignment or Amendment.  Any  amendment to this  Agreement  shall be in writing and shall be subject to the  approval of the Board,  including  the vote of a majority of the  Managers who are not
"interested  persons,"  as defined by the  Investment  Company  Act and the rules  thereunder.  This  Agreement shall  automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment
Company Act and the rules thereunder.

                  7.       Termination.  This  Agreement  may be  terminated  (i) by  OFI at any  time  without penalty upon sixty days' written  notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the
Fund at any time without penalty upon sixty days' written notice to OFI (which notice may be waived by OFI).

                  8.       Choice of Law.   This  Agreement  shall be  governed by the laws of the State of New
York  applicable to agreements  made and to be performed  entirely within the State of New York (without regard to any conflicts of law principles  thereof).  Any question of  interpretation of any term or provision of this
Agreement having a counterpart in or otherwise  derived from a term or provision of the Investment  Company Act shall be resolved by reference to such term or provision of the Investment  Company Act and to  interpretations thereof,  if any,  by the United  States  courts or, in the  absence of any  controlling  decision  of any such court,  by rules,  regulations or orders of the Commission  issued  pursuant to the Investment  Company Act. In addition,  where the effect of a requirement of the  Investment  Company Act reflected in any provision of this
Agreement  is  revised  by rule,  regulation  or order of the  Commission,  such  provision  shall be deemed to incorporate the effect of such rule, regulation or order.

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                  IN WITNESS  WHEREOF,  the parties have executed  this  Agreement as of the day and year first above written.

                                                     OPPENHEIMERFUNDS, INC.

                                                     By:
____________________________________________________
                                                          Name:   Brian W. Wixted
                                                          Title:     Senior Vice President & Treasurer

                                                     OFI TREMONT MARKET NEUTRAL HEDGE FUND

                                                     By:
____________________________________________________
                                                          Name:        Katherine P. Feld
                                                          Title:       Assistant Secretary